EXECUTION VERSION TWENTY-FIRST SUPPLEMENTAL INDENTURE TWENTY-FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 22, 2025, among RS2-Spindle Holdings LLC, a Delaware limited liability company (such entity, the “Guaranteeing Subsidiary”), a subsidiary of Clearway Energy Operating LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and CSC Delaware Trust Company (formerly known as Delaware Trust Company), as trustee under the Indenture referred to below (the “Trustee”). W I T N E S S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 11, 2019 providing for the issuance of 4.750% Senior Notes due 2028 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall fully and unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and WHEREAS, pursuant to Sections 4.10 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby becomes party to the Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to provide full and unconditional Guarantees on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof. 3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

2 132737004.v4 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company. 8. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby. 9. ELECTRONIC SIGNATURES. Each of the transaction parties agrees on behalf of itself, and any Person acting or claiming by, under or through such transaction party, that any written instrument delivered in connection with this Supplemental Indenture, the Indenture or any related document, including without limitation any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature document delivered via email from an Officer of the Company, the Guaranteeing Subsidiary or any other Guarantor to the Trustee shall be considered signed or executed by such person on behalf of the Company, the Guaranteeing Subsidiary, or such other Guarantor, as applicable. Each of the Company, the Guaranteeing Subsidiary, and the other Guarantors agree to assume all risks arising out of the use of electronic methods for all purposes including the authorization, execution, delivery, or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

[Signature Page to Twenty-First Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. RS2-SPINDLE HOLDINGS LLC By: Name: Kevin P. Malcarney Title: Secretary CLEARWAY ENERGY OPERATING LLC CLEARWAY ENERGY LLC DGPV HOLDING LLC By: Name: Kevin P. Malcarney Title: Executive Vice President, General Counsel and Secretary Docusign Envelope ID: 9A79FE29-3C97-40C4-9B69-6876A5B7254F

Docusign Envelope ID: C285053B-A506-4F69-8E74-AE363030C8B0

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RPV HOLDING LLC
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SOLAR IGUANA LLC
SOLAR LAS VEGAS MB 1 LLC
SOLAR TABERNACLE LLC
SOUTH TRENT HOLDINGS LLC
SPP ASSET HOLDINGS, LLC
SPP FUND II HOLDINGS, LLC
SPP FUND II, LLC
SPP FUND II-B, LLC
SPP FUND III, LLC
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UTAH SOLAR MASTER HOLDCO LLC
VP-ARICA PARENT HOLDINGS LLC
WASHINGTON WIND HOLDINGS LLC
WV WIND HOLDINGS LLC

DocuSigned by:
Kevin Malcarney
B20BF21A749B444...

By: ______________________________
Name: Kevin P. Malcarney
Title: Secretary

[*Signature Page to Twenty-First Supplemental Indenture*]

[Signature Page to Twenty-First Supplemental Indenture] CSC DELAWARE TRUST COMPANY, AS TRUSTEE By: Name: Lici Zhu Title: Vice President